CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 7, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-7498 and 811-4766) of Dreyfus Premier California Municipal Bond Fund.



                                ERNST & YOUNG LLP


New York, New York
May 28, 2003